                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     / /    Preliminary Proxy Statement

     / /    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     / /    Definitive Proxy Statement

     /X/    Definitive Additional Materials

     / /    Soliciting Material Under Rule 14a-12

                            WHITEHALL JEWELLERS, INC.
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                (Name of Registrant as Specified in Its Charter)

                            NEWCASTLE PARTNERS, L.P.
                       NEWCASTLE CAPITAL MANAGEMENT, L.P.
                         NEWCASTLE CAPITAL GROUP, L.L.C.
                              JWL ACQUISITION CORP.
                                 MARK E. SCHWARZ
                                 STEVEN J. PULLY
                                 JOHN P. MURRAY
                                 MARK A. FORMAN
                               CLINTON J. COLEMAN
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/    No fee required.

     / /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)    Title  of each  class  of  securities  to which  transaction  applies:

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     (2)    Aggregate number of securities to which transaction applies:

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     (3)    Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was  determined):

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     (4)    Proposed maximum aggregate value of transaction:

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     (5)    Total fee paid:

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     / /    Fee paid previously with preliminary materials:

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     / /    Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount previously paid:

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     (2)    Form, Schedule or Registration Statement No.:

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     (3)    Filing Party:

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     (4)    Date Filed:

         Newcastle  Partners,  L.P.  ("Newcastle"),   together  with  the  other
participants  named herein,  is filing materials  contained in this Schedule 14A with the  Securities  and Exchange  Commission  ("SEC") in  connection  with the definitive filing with the SEC of a proxy statement and accompanying  proxy card to be used to solicit votes against proposals of Whitehall Jewellers,  Inc. (the
"Company")  relating to a pending financing  transaction between the Company and investment  funds  managed by Prentice  Capital  Management,  L.P.  and Holtzman
Opportunity Fund, L.P. and for the election of its slate of director nominees at a special meeting of stockholders scheduled for January 19, 2006.

         Item 1: On January  12,  2006,  Newcastle  issued the  following  press release.

PRESS RELEASE

CONTACTS:
Daniel H. Burch (212)-929-5748
Jeanne M. Carr (212)-929-5916
MacKenzie Partners, Inc.

FOR IMMEDIATE RELEASE:
---------------------

    NEWCASTLE PARTNERS REQUESTS THAT WHITEHALL JEWELLERS FINALLY MEET WITH IT
                              AFTER WEEKS OF DELAY

 GLASS LEWIS SUPPORTS ELECTION OF NEWCASTLE NOMINEES TO WHITEHALL JEWELLERS'
         BOARD AND RECOMMENDS REJECTION OF PRENTICE FINANCING PROPOSALS

    GLASS LEWIS RECOGNIZES PRENTICE FINANCING WOULD HAVE SUBSTANTIAL DILUTIVE
 EFFECT ON WHITEHALL SHAREHOLDERS AND WOULD GIVE PRENTICE CONTROL OF THE COMPANY
                 WITH NO PREMIUM PAID TO WHITEHALL SHAREHOLDERS

         DALLAS, TX - JANUARY 12, 2006 - Newcastle Partners,  L.P. is pleased to announce that  Newcastle has received a letter from  Whitehall  Jewellers,  Inc.
(Pink Sheets:  JWLR.PK) which,  although  criticizing  Newcastle's  offer as not superior,  does hold out the possibility that Whitehall might finally be willing to meet with Newcastle after weeks of delay to negotiate  definitive  agreements to consummate Newcastle's tender offer.

         Newcastle  Partners,  through its whole-owned  subsidiary,  commenced a cash tender  offer to purchase  all of the  outstanding  shares of  Whitehall on
December 5, 2005. On January 4, 2006, Newcastle announced that it was increasing its offer price to $1.50 per share,  extending the termination date of the offer to 5:00 pm, New York City time on Friday,  January 27, 2006 and  eliminating  or amending a number of  conditions  to its offer.  Newcastle now believes that the majority  of the  remaining  conditions  are now in the  control of the Board of
Directors of Whitehall.

         Newcastle's response is set forth below:

                            "Newcastle Partners, L.P.

                                                                January 11, 2006

VIA FACSIMILE AND FEDERAL EXPRESS

Daniel Levy
c/o Board of Directors
Whitehall Jewellers, Inc.
155 North Wacker Drive
Chicago, Illinois  60606

Dear Dan:

         We find ourselves  responding to yet another letter from you, on behalf of Whitehall  Jewellers,  Inc., which we received today  criticizing the efforts made by Newcastle Partners,  L.P. to present a superior offer to Whitehall,  its stockholders  and  creditors.  In your  letter you again seek to  establish  yet another  roadblock  for  reasons  why  not  to  proceed,  criticizing  documents previously  delivered to Whitehall as drafts, which have never been commented on by Whitehall  despite our requests  for  comments,  as well as setting a list of preconditions  for meeting with us,  although we have been  requesting for weeks that we meet to discuss ALL issues  concerning our offer. It seems that what the
Board of Directors wants to do is to delay any negotiations with Newcastle until such time as a timely  closing is not  possible and  stockholders  are forced to choose  between the  coercive  and  inferior  Prentice  proposal and the Board's threat of a  bankruptcy  filing,  rather  than  Newcastle's  offer of  immediate liquidity at $1.50 per share.

         In an effort to move forward,  however,  and not argue about statements contained in your letter,  we propose that we meet  immediately  in New York, or any other place of your choosing, to negotiate definitive  documents,  including the draft Merger  Agreement and Bridge Loan previously  supplied to Whitehall by
Newcastle,  as well as any and all other  necessary  documents,  agreements  and mechanics  required or reasonably  advisable in  connection  with the timing and funding  of our  offer  and  related  financings,  as well  as the  transactions closings.  At this  meeting  we are  prepared  to  provide  bank  and  brokerage statements  verifying  that  Newcastle has capital of sufficient  amount and the liquidity to provide the proposed  financing and close the offer,  as well as to discuss appropriate mechanics in connection with the financing and offer, and to assure Whitehall that the necessary funds will be available at all times to fund the transaction.

         Newcastle  is  ready,  willing  and  able  to  meet  at  your  earliest convenience, and suggest tomorrow morning. We propose that a meeting be convened at 10:00 am at the offices of our attorneys,  Olshan Grundman Frome Rosenzweig &
Wolosky LLP,  Park Avenue  Tower,  65 East 55th Street,  New York,  New York. Of
course,  we would be  pleased  to have  tomorrow's  meeting  at your  attorney's offices  if you would  prefer--we  don't  stand on  formality,  we believe it is crucial that we finally meet to discuss  substantive  issues which could benefit all stockholders.

         As we have continually  said, we do not believe the Prentice  financing proposal is in Whitehall's or its stockholders' best interests. We would welcome the  opportunity to proceed  forward and discuss any  reasonable  changes to the draft merger agreement and bridge financing  agreements we previously  submitted to Whitehall.  Our offer is fully capable of being promptly  consummated and the
Board should stop wasting valuable time by setting preconditions and negotiating through  public  filings  rather than at the  bargaining  table.  We call on the
Whitehall  Board to stop using  smear  tactics and  misstatements  in its public filings,  and to carefully review our offer and negotiate with us in good faith.
We are confident that under such a circumstance  a definitive  merger  agreement can be  promptly  negotiated  within 48 hours  and the  tender  offer  closed by
January 31, 2006. Under these circumstances,  we do not understand how the Board can justify selling up to 87% of Whitehall to Prentice for as little as $.75 per share rather than allowing  stockholders to receive $1.50 per share now from our offer.

         Newcastle and its representatives stand ready to meet with the Board of
Directors  and its  representatives  as soon as  possible.  Please  contact  the undersigned at (214) 661-7474 or our counsel,  Steven Wolosky  (212-451-2333) or
Adam Finerman (212-451-2289), to discuss any questions the Board might have.

                                        Very truly yours,

                                        NEWCASTLE PARTNERS, L.P.

                                        By: Newcastle Capital Management, L.P.,
                                            its general partner
                                        By: Newcastle Capital Group, L.L.C.,
                                            its general partner

                                        By: /s/ Mark Schwarz
                                            Mark Schwarz, Managing Member

cc:      Board of Directors
         Mr. Robert L. Baumgardner,
         Chief Executive Officer"

         Newcastle  Partners,  L.P. also  announced  today that another  leading proxy advisor, Glass Lewis & Co., has recommended that shareholders of Whitehall vote AGAINST the Prentice  Financing  proposals and FOR the  Newcastle  Partners director  nominees at the Special Meeting of Stockholders  scheduled for January
19, 2006.

         In its analysis, Glass Lewis recognized that, "Newcastle's tender offer presents  shareholders with a more certain value, and a premium, in exchange for their  shares," and that,  "Electing  the  Newcastle  nominees to the board will facilitate a sale agreement and fair value for Whitehall shareholders."

         Speaking on behalf of Newcastle Partners,  managing member Mark Schwarz stated: "Having the premier proxy advisors, ISS and now Glass Lewis, recommend a vote FOR the  Newcastle  nominees  and a vote  AGAINST  the  Prentice  Financing proposals,  clearly bolsters our case that the current Board and management team do not have the best interests of shareholders at heart. We continue to urge our fellow  stockholders  to vote the GREEN proxy card to help produce maximum value for all Whitehall stockholders."

         Mr. Schwarz reiterated that: "We believe our offer provides Whitehall's shareholders  with a clearly superior  alternative to the Prentice  transaction.
With the elimination of the financing  contingency  condition from our offer, we do not  understand  how the Board can  continue to justify  selling up to 87% of
Whitehall  to  Prentice  for as little as $.75 per share  rather  than  allowing shareholders to receive $1.50 per share now."

         Mr. Schwarz  concluded,  "The Whitehall Board needs to act now to level the  playing  field  and  stop  the  Prentice  deal  from  going  forward  until shareholders  are able to make an  unimpeded  choice as to whether they want our premium  offer  of  $1.50  per  share  or the  Prentice  Financing  which  gives shareholders no payment whatsoever."

         Newcastle, through its whole-owned subsidiary,  commenced a cash tender offer to purchase  all of the  outstanding  shares of  Whitehall  on December 5,
2005. On January 4, 2006,  Newcastle  announced that it was increasing its offer price to $1.50 per share,  extending the  termination  date of the offer to 5:00 pm, New York City time on Friday, January 27, 2006 and eliminating or amending a number of conditions  to its offer.  Newcastle now believes that the majority of the remaining  conditions are now solely in control of the Board of Directors of
Whitehall.

         Shareholders  who have  questions  or need  assistance  in voting their
GREEN proxy card are encouraged to call Newcastle's proxy solicitors,  MacKenzie
Partners, Inc. toll-free at (800) 322-2885.

         The  solicitation  and the  offer to buy  Whitehall  Jewellers,  Inc.'s common  stock is only  made  pursuant  to the  Offer  to  Purchase  and  related materials that  Newcastle  Partners,  L.P. and JWL  Acquisition  Corp.  filed on
December 5, 2005, as amended December 22, 2005, January 4, 2006, January 5, 2006 and January 9, 2006.  Stockholders should read the Offer to Purchase and related materials  carefully because they contain important  information,  including the terms and conditions of the offer. Stockholders can obtain the Offer to Purchase and related  materials free at the SEC's website at www.sec.gov,  from MacKenzie
Partners, the Information Agent for the offer, or from Newcastle Partners, L.P.

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

         Newcastle  Partners,  L.P.  ("Newcastle"),   together  with  the  other
Participants (as defined below),  has made a definitive filing with the SEC of a proxy statement (the "Definitive Proxy  Statement") and accompanying  proxy card to be used to solicit votes against proposals of Whitehall Jewellers,  Inc. (the
"Company")  relating to a pending financing  transaction between the Company and investment  funds  managed by Prentice  Capital  Management,  L.P.  and Holtzman

Opportunity Fund, L.P. and for the election of its slate of director nominees at a special meeting of  stockholders  scheduled for January 19, 2006 (the "Special
Meeting").

NEWCASTLE  ADVISES ALL  STOCKHOLDERS  OF THE COMPANY TO READ THE PROXY STATEMENT
AND OTHER  PROXY  MATERIALS  RELATING  TO THE  SPECIAL  MEETING  AS THEY  BECOME
AVAILABLE BECAUSE THEY CONTAIN IMPORTANT  INFORMATION.  SUCH PROXY MATERIALS ARE
AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION,
THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY MATERIALS,
WITHOUT  CHARGE,  UPON  REQUEST.  REQUESTS FOR COPIES  SHOULD BE DIRECTED TO THE
PARTICIPANTS'  PROXY  SOLICITOR,  MACKENZIE  PARTNERS,  INC.,  AT ITS  TOLL-FREE
NUMBER: (800) 322-2885 OR BY E-MAIL AT: PROXY@MACKENZIEPARTNERS.COM.

THE  PARTICIPANTS  IN THE  PROXY  SOLICITATION  ARE  NEWCASTLE  PARTNERS,  L.P.,
NEWCASTLE  CAPITAL  MANAGEMENT,  L.P.,  NEWCASTLE  CAPITAL  GROUP,  L.L.C.,  JWL
ACQUISITION  CORP., MARK E. SCHWARZ,  STEVEN J. PULLY,  JOHN P. MURRAY,  MARK A.
FORMAN AND CLINTON J. COLEMAN (THE  "PARTICIPANTS").  INFORMATION  REGARDING THE
PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN THE SCHEDULE
13D JOINTLY  FILED WITH THE SEC ON APRIL 19, 2005,  AS  SUBSEQUENTLY  AMENDED ON
JULY 7, 2005, OCTOBER 27, 2005,  NOVEMBER 30, 2005,  DECEMBER 5, 2005,  DECEMBER
14,  2005,  DECEMBER  29,  2005,  JANUARY  5, 2006 AND  JANUARY  9, 2006 AND THE
DEFINITIVE PROXY STATEMENT.

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